FRANKLIN VALUE INVESTORS TRUST
                        777 Mariners Island Blvd.
                       San Mateo, California 94404



Franklin/Templeton Distributors, Inc.
700 Central Avenue
St. Petersburg, Florida  33701-3628


Re:   Amended and Restated Distribution Agreement

Gentlemen:

           We, FRANKLIN VALUE INVESTORS TRUST, (the "Fund") are a corporation or business trust operating as an open-end management investment company or "mutual fund", which is registered under the Investment Company Act of 1940 (the "1940 Act") and whose shares are registered under the Securities Act of 1933 (the "1933 Act"). We desire to issue one or more series or classes of our authorized but unissued shares of capital stock or beneficial interest (the "Shares") to authorized persons in accordance with applicable Federal and State securities laws. The Fund's Shares may be made available in one or more separate series, each of which may have one or more classes.

           You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and that your company is a member of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and distributor for the Shares. We have been authorized to execute and deliver this Distribution Agreement("Agreement") to you by a resolution of our Board of Directors or Trustees ("Board") passed at a meeting at which a majority of Board members, including a majority who are not otherwise interested persons of the Fund and who are not interested persons of our investment adviser, its related organizations or with you or your related organizations, were present and voted in favor of the said resolution approving this Agreement.

      1.   APPOINTMENT OF UNDERWRITER.  Upon the execution of this
           ---------------------------
Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for our Shares and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote the sale of Shares, but are not obligated to sell any specific number of Shares.

           However, the Fund and each series retain the right to make direct sales of its Shares without sales charges consistent with the terms of the then current prospectus and statement of additional information and applicable law, and to engage in other legally authorized transactions in its Shares which do not involve the sale of Shares to the general public. Such other transactions may include, without limitation, transactions between the Fund or any series or class and its shareholders only, transactions involving the reorganization of the Fund or any series, and transactions involving the merger or combination of the Fund or any series with another corporation or trust.

      2.   INDEPENDENT CONTRACTOR.  You will undertake and discharge
           ------------------------
your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to promote the sale of Shares. You may appoint sub-agents or distribute through dealers or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or otherwise act as our agent for any purpose.

      3.   OFFERING  PRICE.  Shares shall be offered for sale at a price
           ----------------
equivalent to the net asset value per share of that series and class plus any applicable percentage of the public offering price as sales commission or as otherwise set forth in our then current prospectus. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares of each available series and class which shall be determined in accordance with our then effective prospectus.
All Shares will be sold in the manner set forth in our then effective prospectus and statement of additional information, and in compliance with applicable law.

      4.   COMPENSATION.
           -------------

           A.   SALES COMMISSION.  You shall be entitled to charge a
                -----------------
sales commission on the sale or redemption, as appropriate, of each series and class of each Fund's Shares in the amount of any initial, deferred or contingent deferred sales charge as set forth in our then effective prospectus. You may allow any sub-agents or dealers such commissions or discounts from and not exceeding the total sales commission as you shall deem advisable, so long as any such commissions or discounts are set forth in our current prospectus to the extent required by the applicable Federal and State securities laws.
You may also make payments to sub-agents or dealers from your own resources, subject to the following conditions: (a) any such payments shall not create any obligation for or recourse against the Fund or any series or class, and
(b) the terms and conditions of any such payments are consistent with our prospectus and applicable federal and state securities laws and are disclosed in our prospectus or statement of additional information to the extent such laws may require.

           B.   DISTRIBUTION PLANS. You shall also be entitled to compensation
               -------------------
for your services as provided in any Distribution Plan adopted as to any series and class of any Fund's Shares pursuant to Rule 12b-1 under the 1940 Act.

           The compensation provided in the Class B Distribution Plan applicable to Class B Shares (the "Class B Plan") is divided into a distribution fee and a service fee, each of which fees is in compensation for different services to be rendered to the Fund. Subject to the termination provisions in the Class B Plan, the distribution fee with respect to the sale of a Class B Share shall be earned when such Class B Share is sold and shall be payable from time to time as provided in the Class B Plan. The distribution fee payable to you as provided in the Class B Plan shall be payable without offset, defense or counterclaim (it being understood by the parties hereto that nothing in this sentence shall be deemed a waiver by the Fund of any claim the Fund may have against you). You may direct the Fund to cause our custodian to pay such distribution fee to Lightning Finance Company Limited ("LFL") or other persons providing funds to you to cover expenses referred to in Section
2(a) of the Class B Plan and to cause our custodian to pay the service fee to you to cover expenses referred to in Section 2(b) of the Class B Plan.


           We understand that you intend to assign your right to receive certain distribution fees with respect to Class B Shares to LFL in exchange for funds that you will use to cover expenses referred to in Section 2(a) of the Class B Plan. In recognition that we will benefit from your arrangement with LFL, we agree that, in addition to the provisions of Section 7(iii) of the Class B Plan, we will not pay to any person or entity, other than LFL, any such assigned distribution fees related to Class B Shares sold by you prior to the termination of either the Agreement or the Class B Plan. We agree that the preceding sentence shall survive termination of the Agreement.

           The compensation provided in the Class C Distribution Plan applicable to Class C Shares (the "Class C Plan") is divided into a distribution fee and a service fee, each of which fees is in compensation for different services to be rendered to the Fund. Subject to the termination provisions in the Class C Plan, the distribution fee with respect to the sale of a Class C Share shall be earned when such Class C Share is sold and shall be payable from time to time as provided in the Class C Plan shall be payable without offset, defense or counterclaim (it being understood by the parties hereto that nothing in this sentence shall be deemed a waiver by the Fund of any claim the Fund may have against you). You may direct the Fund to cause our custodian to pay such distribution fee to Lightning Finance Company Limited ("LFL") or other persons providing funds to you to cover expenses referred to in Section 2(a) of the Class C Plan and to cause our custodian to pay the service fee to you to cover expenses referred to in Section 2(b) of the Class C Plan.

           We understand that you intend to assign your right to receive certain distribution fees with respect to Class C Shares to LFL in exchange for funds that you will use to cover expenses referred to in Section 2(a) of the Class C Plan. In recognition that we will benefit from your arrangement with LFL, we agree that, in addition to the provisions of Section 7(iii) of the Class C Plan, we will not pay to any person or entity, other than LFL, any such assigned distribution fees related to Class C Shares sold by you prior to the termination of either the Agreement or the Class C Plan. We agree that the preceding sentence shall survive termination of the Agreement.

           C. With respect to the sales commission on the redemption of Shares of each series and class of Fund as provided in Subsection 4.A. above, we will cause our shareholder services agent (the "Transfer Agent") to withhold from redemption proceeds payable to holders of the Shares all contingent deferred sales charges properly payable by such holders in accordance with the terms of our then current prospectuses and statements of additional information (each such sales charge, a "CDSC"). Upon receipt of an order for redemption, the Transfer Agent shall direct our custodian to transfer such redemption proceeds to a general trust account. We shall then cause the Transfer Agent to pay over to you or your assigns from the general trust account such CDSCs properly payable by such holders as promptly as possible after the settlement date for each such redemption of Shares. CDSCs shall be payable without offset, defense or counterclaim (it being understood that nothing in this sentence shall be deemed a waiver by us of any claim we may have against you.) You may direct that the CDSCs payable to you be paid to any other person.

      5.   TERMS AND  CONDITIONS  OF SALES.
           --------------------------------  Shares  shall be offered  for
sale  only  in  those   jurisdictions   where  they  have  been   properly
registered or are exempt from registration, and only to those groups of people which the Board may from time to time determine to be eligible to purchase such shares.

      6.   ORDERS AND  PAYMENT  FOR  SHARES.
           ---------------------------------    Orders  for Shares  shall be
directed to the Fund's shareholder services agent, for acceptance on behalf of the Fund. At or prior to the time of delivery of any of our Shares you will pay or cause to be paid to the custodian of the Fund's assets, for our account, an amount in cash equal to the net asset value of such Shares. Sales of Shares shall be deemed to be made when and where accepted by the Fund's shareholder services agent. The Fund's custodian and shareholder services agent shall be identified in its prospectus.

      7.   PURCHASES  FOR YOUR OWN  ACCOUNT.
           --------------------------------- You shall not  purchase  our
Shares for your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon your written assurance that the purchase is for investment purposes and that the Shares will not be resold except through redemption by us.

      8.   SALE OF SHARES TO  AFFILIATES.
           ------------------------------   You may sell our  Shares at net
asset value to certain of your and our affiliated persons pursuant to the applicable provisions of the federal securities statutes and rules or regulations thereunder (the "Rules and Regulations"), including Rule 22d-1 under the 1940 Act, as amended from time to time.


      9.   ALLOCATION OF EXPENSES.  We will pay the expenses:
           -----------------------

           (a) Of the preparation of the audited and certified financial statements of our company to be included in any Post-Effective Amendments ("Amendments") to our Registration Statement under the 1933 Act or 1940 Act, including the prospectus and statement of additional information included therein;

           (b) Of the preparation, including legal fees, and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the prospectuses included in the Amendments and the first 10 copies of the definitive prospectuses or supplements thereto, other than those necessitated by your (including your "Parent's") activities or Rules and Regulations related to your activities where such Amendments or supplements result in expenses which we would not otherwise have incurred;

           (c) Of the preparation, printing and distribution of any reports or communications which we send to our existing shareholders; and

           (d) Of filing and other fees to Federal and State securities regulatory authorities necessary to continue offering our Shares.

           You will pay the expenses:

           (a) Of printing the copies of the prospectuses and any supplements thereto and statements of additional information which are necessary to continue to offer our Shares;

           (b) Of the preparation, excluding legal fees, and printing of all Amendments and supplements to our prospectuses and statements of additional information if the Amendment or supplement arises from your (including your "Parent's")activities or Rules and Regulations related to your activities and those expenses would not otherwise have been incurred by us;

           (c) Of printing additional copies, for use by you as sales literature, of reports or other communications which we have prepared for distribution to our existing shareholders; and

           (d) Incurred by you in advertising, promoting and selling our Shares.

      10.  FURNISHING  OF  INFORMATION.
           ---------------------------- We  will  furnish  to  you  such information with respect to each series and class of Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained, when so signed, will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our Shares for sale to the public under the Blue Sky Laws of jurisdictions in which you may wish to offer them. We will furnish you with annual audited financial statements of our books and accounts certified by independent public accountants, with semi-annual financial statements prepared by us, with registration statements and, from time to time, with such additional information regarding our financial condition as you may reasonably request.

      11.  CONDUCT OF  BUSINESS.
           ---------------------   Other  than  our  currently  effective
prospectus, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of Federal and State securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such materials prior to their use and no such material shall be published if we shall reasonably and promptly object.

           You shall comply with the applicable Federal and State laws and regulations where our Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance
with  the  Conduct  Rules  of  the  National   Association  of  Securities
Dealers, Inc.

      12. REDEMPTION OR REPURCHASE WITHIN SEVEN DAYS. ----------------------------------------------- If Shares are
tendered to us for redemption or repurchase by us within seven business days after your acceptance of the original purchase order for such Shares, you will immediately refund to us the full sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to us any refunds from dealers or brokers of the balance of sales commissions reallowed by you. We shall notify you of such tender for redemption within 10 days of the day on which notice of such tender for redemption is received by us.

      13.  OTHER  ACTIVITIES.
           ------------------ Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

      14.  TERM OF AGREEMENT.
           ------------------ This Agreement shall become effective on the date of its execution, and shall remain in effect for a period of two (2) years. The Agreement is renewable annually thereafter, with respect to the Fund or, if the Fund has more than one series, with respect to each series, for successive periods not to exceed one year
(i) by a vote of (a) a majority of the outstanding voting securities of the Fund or, if the Fund has more than one series, of each series, or
(b) by a vote of the Board, AND (ii) by a vote of a majority of the members of the Board who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as members of the Board), cast in person at a meeting called for the purpose of voting on the Agreement.

           This Agreement may at any time be terminated by the Fund or by any series without the payment of any penalty, (i) either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund or any series on 90 days' written notice to you; or (ii) by you on 90 days' written notice to the Fund; and shall immediately terminate with respect to the Fund and each series in the event of its assignment.

      15.  SUSPENSION  OF  SALES.
           ---------------------   We reserve the right at all times to
suspend or limit the public offering of Shares upon two days' written notice to you.

      16.  MISCELLANEOUS.
           --------------- This Agreement shall be subject to the laws of the State of California and shall be interpreted and construed to further promote the operation of the Fund as an open-end investment company. This Agreement shall supersede all Distribution Agreements and Amendments previously in effect between the parties. As used herein, the terms "net asset value," "offering price," "investment company,"
"open-end  investment  company," "principal   underwriter,"  "interested
person," "Parent," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings set forth in the 1933 Act or the 1940 Act and the Rules and Regulations thereunder and the term "assignment" shall have the meaning as set forth in the 1940 Act and the Rules and Regulations thereunder.

           Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

           If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed copies, whereupon this will become a binding agreement as of the date set forth below.


Very truly yours,

FRANKLIN VALUE INVESTORS TRUST


By:/s/David P. Goss
   ----------------
      David P. Goss
      Vice President &
      Assistant Secretary


Accepted:

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By:/s/Charles E. Johnson
   ---------------------
      Charles E. Johnson
      Senior Vice President


Dated as of:  October 31, 2000